SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 21, 2017 (November 20, 2017)

TRUETT-HURST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35973	46-1561499
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5610 Dry Creek Road, Healdsburg, CA 95448

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (707) 431-4423

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01	Other Events

As previously disclosed in our filings with the Securities and Exchange Commission, on January 29, 2016, Mendocino Wine Group (“MWG”) filed a complaint against Phillip Hurst and H.D.D. LLC (the “LLC”) alleging breach of fiduciary duty, interference with contract, and interference with economic advantage. On November 10, 2016, the Sonoma County Superior Court granted MWG’s Motion to Consolidate the Hurst/LLC case with a second complaint MWG filed against a law firm for legal malpractice and breach of fiduciary duty. On November 20, 2017, the Sonoma County Superior Court granted Phillip Hurst and the LLC’s Motion for Summary Judgment to dismiss the breach of fiduciary duty claim. MWG has dismissed the other two causes of action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truett-Hurst, Inc.

By:	/s/ Phillip L. Hurst
Phillip L. Hurst
President and Chief Executive Officer

Date: November 21, 2017